                                                                  EXHIBIT 10.33


_____________________________________________________________________________





                              SERVICES AGREEMENT


                         dated as of January 31, 1990

                                    between

                      NATIONAL MEDICAL ENTERPRISES, INC.

                                      and

                           THE HILLHAVEN CORPORATION





_____________________________________________________________________________

                               TABLE OF CONTENTS
                               ------------------


                                                            Page
                                                            ----
I.    CERTAIN MANAGEMENT RELATED SERVICES...................   2

      1.01.  Services to be Made Available by NME...........   2
      1.02.  Services to be Made Available by the Company...   3
      1.03.  Limitations on Obligation to Provide Services..   4
      1.04.  Standards and Levels of Services...............   6
      1.05.  Payment for Services...........................   6
      1.06.  Term for Which Services to be Provided..........  9

II.   JOINT PURCHASING AGREEMENTS...........................  10

      2.01.  Joint Purchasing...............................  10
      2.02.  Limitation on Joint Purchasing Obligations.....  12

III.  USE OF PREMISES.......................................  12

      3.01.  Old Hillhaven Operations.......................  12
      3.02.  Medical Ambulatory Care, Inc...................  13

IV.   MISCELLANEOUS.........................................  13

      4.01.  Independent Contractor Status..................  13
      4.02.  Insurance......................................  13
      4.03.  Disclaimer; Limited Liability..................  14
      4.04.  Confidentiality................................  14
      4.05.  Retention of Records...........................  15
      4.06.  Entire Agreement; Amendment....................  16
      4.07.  Waivers........................................  17
      4.08.  Legal Enforceability...........................  17
      4.09.  Further Assurances.............................  18
      4.10.  Assignment.....................................  18
      4.11.  Dispute Resolution Procedures..................  19
      4.12.  Parties in Interest............................  20
      4.13.  Governing Law..................................  21
      4.14.  Notices........................................  21
      4.15.  Construction...................................  22
      4.16.  Counterparts...................................  22

                                       i                        January 4, 1990

          THIS SERVICES AGREEMENT, dated as of January 31, 1990 (the "Agreement"), is by and between NATIONAL MEDICAL ENTERPRISES, INC., a Nevada corporation ("NME"), on behalf of itself and its affiliates other than the Company Group (as hereinafter defined) (NME and such affiliates being herein sometimes collectively referred to as the "NME Group"), and THE HILLHAVEN CORPORATION, a Nevada corporation (the "Company"), on behalf of itself and its affiliates other than the NME Group (the Company and such affiliates being herein sometimes collectively referred to as the "Company Group").

          WHEREAS, NME and the Company are, as of the date hereof, entering into a Reorganization and Distribution Agreement providing for a reorganization of certain of the businesses heretofore conducted by NME's long-term care group and a pro rata distribution to the holders of NME's capital stock, as of the record date established by NME in connection therewith, of approximately 85% of the outstanding shares of common stock, par value $0.15 per share, of the Company (the "Distribution") on or about January 31, 1990 (the date on which the Distribution shall actually occur being herein referred to as the "Distribution Date").

          WHEREAS, as a result of said reorganization and the Distribution, substantially all of NME's long-term care business will be conducted by the Company Group, and the Company will become a separate publicly held company.

          WHEREAS, by reason of the expertise and experience of certain personnel of NME and the Company, such personnel are uniquely suited to perform certain services for the other that would otherwise be unavailable to the other.

          WHEREAS, the Company and NME desire to provide for access to such personnel and for the exchange of certain services for a limited period of time following the Distribution.

          NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I.

                      CERTAIN MANAGEMENT RELATED SERVICES

          SECTION 1.01.  Services to be Made Available by NME. Subject to the
                         ------------------------------------
terms and provisions of this Agreement, NME shall provide, deliver and/or make available, or cause to be provided, delivered and/or made available to members of the Company Group, and the Company Group shall accept, (i) the services set forth in Schedule 1 hereto, (ii) such other services of a substantial character
         ----------
as the parties may from time to time hereafter agree upon and (iii) such Incidental Services (as hereinafter defined)

                                       2                        January 4, 1990
as the Company may from time to time reasonably request (subject, in each case, however, to the provisions of Section 1.03 below). For the purposes of this Agreement, "Incidental Services" shall mean occasional consulting or advisory services and access to personnel and data which involve an insubstantial commitment of the resources of the party providing such services (the "Provider"), which determination shall be made by the Provider in the exercise of its reasonable judgment.

          The foregoing services may be rendered by NME or by another member of the NME Group or by third parties as NME shall determine (including the specific individuals and corporate facilities by which the services are rendered); provided, however, that before any services which heretofore have been rendered
--------  -------
by NME or another member of the NME Group are contracted out to third parties, NME shall so notify the Company and the Company may discontinue such services upon notice to NME in accordance with the provisions of this Agreement.

          SECTION 1.02.  Services to be Made Available by the Company.  Subject
                         --------------------------------------------
to the terms and provisions of this Agreement, the Company shall provide, deliver and/or make available, or cause to be provided, delivered and/or made available to members of the NME Group, and the NME Group shall accept, (i) the services set forth in Schedule 2 hereto, (ii) such other services of a
                      ----------
substantial character as the parties may from time to time

                                       3                        January 4, 1990
hereafter agree upon and (iii) such Incidental Services as NME may from time to time reasonably request (subject, in each case, however, to the provisions of Section 1.03 below).

          The foregoing services may be rendered by the Company or another member of the Company Group or by third parties as the Company shall determine (including the specific individuals and corporate facilities by which the services are rendered); provided, however, that before any services which
                        --------  -------
heretofore have been rendered by the Company or another member of the Company Group are contracted out to third parties, the Company shall so notify NME and NME may discontinue such services upon notice to the Company in accordance with the provisions of this Agreement.

          The services to be provided pursuant to Sections 1.01 and 1.02 above are herein collectively referred to as the "Services."

          SECTION 1.03.  Limitations on Obligation to Provide Services.
                         ---------------------------------------------

          (a) Notwithstanding the provisions of Section 1.01 or 1.02, neither party shall be required to make available to the other any Services to the extent that doing so would (i) violate the terms of any contract or obligation of such party in effect at that time or (ii) require, in the opinion of such party's

                                       4                      January 4, 1990
legal counsel, the procurement of additional licenses or permits not required by such party for the operation of its own business.

          (b) The provisions of Sections 1.01 and 1.02 shall apply only to Services relating to or arising out of or in connection with matters which the Provider is in a position to provide by reason of past participation, involvement or familiarity with such matters and, in addition, which the other party (the "Recipient") has a reasonable requirement to obtain from the Provider. Except as may be necessary to effect a separation of matters relating to the NME Group from those relating to the Company Group directly or indirectly arising out of the reorganization and Distribution, nothing in this Agreement will require the Provider to provide or develop additional systems or support programs or to render Services in quantities substantially greater than the quantities taken by the operations of the Recipient during the twelve-month period immediately preceding the Distribution Date, or in a manner or methods different from the manner or methods employed for the benefit of the Provider, or, in performing Services hereunder, to make any change or addition which will require capital expenditures.

          (c) The duties of the parties under this Agreement are subject to interruption or discontinuance at any time and from time to time, without liability to the other party or any other person for any loss, damage or expense which may result there-

                                       5                        January 4, 1990
from, for force majeure or other causes beyond such party's control.

          SECTION 1.04.  Standards and Levels of Services.
                         --------------------------------

          (a) The standards and technologies employed in the provision of each Service shall be as determined from time to time by the Provider hereunder in accordance with the Provider's then-existing requirements for comparable services for itself and its affiliates but giving due consideration to the historical requirements for such Service by the Recipient.

          (b) The Provider will use reasonable efforts to make the Services available in substantially the same manner as it makes the same Services available for its own operations, but the Provider shall not be liable to the Recipient or any other person for any loss, damage or expense which may result therefrom, for negligent performance by the Provider or from changing its manner of rendering the Services if the Provider deems the same necessary or desirable in the conduct of its own operations.

          SECTION 1.05.  Payment for Services.
                         --------------------

          (a) The Recipient agrees to pay the Provider for the Services requested pursuant to Section 1.01 or 1.02, upon presentation to it of reasonably detailed invoices therefor, the

                                       6                        January 4, 1990
applicable fee therefor set forth in Schedule 1 or 2 hereto or, if no specific fee is so set forth or in the case of Services not specifically set forth in
Schedule 1 or 2, such amount as the parties may in good faith agree upon; provided, however, that no fee shall be charged hereunder with respect to the
--------  -------
provision of Incidental Services (other than the reimbursement to the Provider of actual out-of-pocket expenses incurred by it in rendering such Incidental Services).

          For the purposes of such Schedules 1 and 2, "Cost" shall mean the direct and indirect expenses incurred by the Provider in connection with furnishing the applicable Service (including, but not by way of limitation, the salaries and related fringe benefits (calculated at the rate of 30% of base salary) of the Provider's employees allocable to the provision of the applicable Services, all travel and out-of-pocket expenses incurred by such employees in rendering such Services, applicable data processing charges and all other out-of-pocket costs). In any case where such Schedules provide that the applicable fees for a Service may subsequently be adjusted to "Fair Market Value" at the option of the Provider, the Provider shall give written notice to the Recipient of its intention to do so, effective sixty days after the Recipient's receipt of such notice (the "Effective Date"). For the purposes hereof, "Fair Market Value" shall mean the cost at which a particular Service could be obtained from an unaffiliated third party in any arms' length

                                       7                      January 4, 1990
transaction. Following receipt of any such notice, the parties shall negotiate in good faith to arrive at the Fair Market Value of the applicable Service. In the event the parties are unable to agree upon such Fair Market Value within thirty days after the Recipient's receipt of the Provider's notice, the Recipient may, at its option, elect to discontinue such Service as of a date specified by the Recipient, but in no event later than the Effective Date. If the Recipient does not so elect, the issue of Fair Market Value shall be promptly submitted to arbitration in Los Angeles, California, at the equal expense of NME and the Company, pursuant to the rules then obtaining of the American Arbitration Association. The decision of such arbitrator(s) shall be final and binding on the parties hereto, and judgment may be entered thereon in any court of competent jurisdiction. Pending such determination, the Provider shall continue to provide such Services without interruption and the Recipient thereof shall continue to pay there for at the rate in effect prior to receipt of the Provider's notice; provided, however, that the Fair Market Value rate
                          --------  -------
determined in such arbitration shall be retroactively effective as of the Effective Date. The difference between the prior rate in effect and the Fair Market Value for the period between the Effective Date and the date of the determination of Fair Market Value shall be paid by the Recipient within thirty days after the determination of Fair Market Value.

                                       8                        January 4, 1990

          (b) Invoices for Services rendered hereunder shall be rendered within thirty days after the end of each calendar month, covering the Services rendered pursuant to this Agreement during the preceding calendar month, and payment therefor shall be made within thirty days after receipt of such invoice. The Provider shall cause to be kept accurate books and records with respect to the costs and expenses incurred in connection with the Services provided hereunder where the fees to be paid there for are based on such costs or expenses and the Recipient shall be permitted to inspect such books and records with respect to such costs and expenses during normal business hours upon reasonable notice.

          SECTION 1.06.  Term for Which Services to be Provided.
                         --------------------------------------

          (a) Subject to the provisions of Section 1.03 above and further provisions hereof, the Services called for hereby shall be provided for the applicable term set forth in Schedule l or 2 hereto or, if no specific term is so set forth, for such period as shall be mutually agreed upon by the parties. To the extent that any of the Services are rendered by a Provider after the time Bet forth above, at the request of the Recipient as part of ongoing projects, the term therefor shall be deemed extended accordingly.

          (b) Notwithstanding any other provision of this Agreement, the obligation of the Provider to provide Services and

                                       9                        January 4, 1990
of the Recipient to accept Services may be terminated by mutual agreement of the parties (which shall not be unreasonably withheld by either party). In addition, if the Recipient desires to discontinue one or more of the Services, or a part of a particular Service, during the term of this Agreement, the Recipient shall give the Provider at least 90 days' prior written notice requesting discontinuance of such Service or part thereof and specifying the date of discontinuance. If the requested discontinuance by the Recipient would result in the Provider incurring or absorbing expenses which the Provider would not have incurred or absorbed but for the discontinuance prior to the expiration of the term contemplated hereby, the Recipient shall reimburse the Provider for such reasonable expenses. Once so discontinued, a Service need not again be rendered by the Provider unless the Provider, in its sole discretion, is willing to do so upon terms and conditions to be agreed upon.

                                  ARTICLE II.

                          JOINT PURCHASING AGREEMENTS



          SECTION 2.01.  Joint Purchasing.  NME and the Company acknowledge that
                         ----------------
various members of their respective Groups participate in joint or shared purchasing arrangements, as more fully described in Schedule 3 hereto, and as
                                                    ----------
amended from time to time. Following the Distribution, the parties agree to cooperate with each other with respect to such joint or shared purchasing

                                      10                        January 4, 1990
arrangements. The primary negotiating party (as outlined in Schedule 3, but as may be from time to time changed by agreement of the parties) agrees to use all reasonable efforts to consider the unique needs of the other party when negotiating the respective agreements. Each party agrees that in each case where such party has had negotiating responsibility for any shared purchasing arrangement, such party (herein referred to as the "Contracting Party") shall give the other party (the "Joint Purchaser") the opportunity to continue to participate in such joint or shared purchasing arrangements for a period of up to three years after the Distribution Date on terms no less favorable than those of the Contracting Party. It is the parties' intention that this opportunity to participate in shared or joint arrangements continue notwithstanding anticipated changes in the contracting or joint purchase relationships.

          In areas where regional contracts become beneficial to both parties, the Company and NME will use all reasonable efforts to coordinate and negotiate agreements to the mutual benefit of each party. In particular, food and nutritional agreements are well suited to this approach and are the primary responsibility of NME with advice and consent of the Company.

          It is expressly understood and agreed, however, that neither party shall be under any obligation, express or implied, to continue to so participate, if after a good faith effort to

                                      11                       January 4, 1990
resolve disputes, the party concludes that participation in the arrangement is not in its best interest.

          Neither party shall be entitled to compensation hereunder for normal administrative expenses incurred by such party in administering such agreements.

          SECTION 2.02.  Limitation on Joint Purchasing Obligations.
                         ------------------------------------------
Notwithstanding the foregoing provisions, neither party shall be required to continue any joint or shared purchasing arrangement to the extent that to do so would violate the contractual arrangement such party has with any third party supplier or vendor or is otherwise unacceptable to such third party supplier or vendor.

                                 ARTICLE III.

                                USE OF PREMISES

          SECTION 3.01.  Old Hillhaven Operations.  The Company shall provide
                         ------------------------
NME with the use of such office space and attendant services, facilities and equipment located at the Company's headquarters at 1148 Broadway Plaza, Tacoma, Washington, as shall be reasonably required for NME's personnel (not to exceed ten people) engaged in the management of the operations of Old Hillhaven and the Old Hillhaven Subsidiaries (as such terms are defined in the Distribution Agreement) until such time as NME

                                      12                       January 4, 1990
shall have relocated such operations to other facilities, but in no event later than December 31, 1990. The foregoing shall be made available to NME free of charge.

          SECTION 3.02.  Medical Ambulatory Care, Inc.  The Company shall
                         ----------------------------
provide Medical Ambulatory Care, Inc., a subsidiary of NME ("MAC"), with the use of such office space and attendant services, facilities and equipment located at the Company's headquarters at 1016 South 28th Street, Tacoma, Washington as are currently utilized by MAC until such time as MAC shall have relocated its operations to other facilities, but in no event later than May 31, 1990 for a fee of $5,980 per month (which sum includes a charge of $1,500 per month for utilities and other services).

                                  ARTICLE IV.

                                 MISCELLANEOUS

          SECTION 4.01.  Independent Contractor Status.  Each party shall render
                         -----------------------------
and perform the services as an independent contractor in accordance with its own standards, subject to its compliance with the provisions of this Agreement and with all applicable laws, ordinances and regulations.

          SECTION 4.02.  Insurance.  Except to the extent otherwise provided in
                         ---------
the Distribution Agreement or the Insurance

                                      13                        January 4, 1990

Agreement (as defined in the Distribution Agreement), neither party shall have any obligation to obtain or provide the other party with any level of insurance in respect of the services provided or received under this Agreement, or to provide the other party with the benefits of any such insurance now or hereafter held by such party.

          SECTION 4.03.  Disclaimer; Limited Liability.
                         -----------------------------

          (a) Neither party makes any express or implied representations, warranties, or guarantees relating to the services or the quality or results of services to be performed under this Agreement.

          (b) Neither party shall be liable to the other for any expense, claim, loss or damage, including, but not by way of limitation, indirect, special, consequential or exemplary damages suffered by such party, other than by reason of such party's intentional failure to perform, or gross negligence in performing, the services under this Agreement.

          SECTION 4.04.  Confidentiality.  Subject to any contrary requirement
                         ---------------
of law and the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential, and shall cause it; employees and agents to keep strictly confidential, any information of or

                                      14                        January 4, 1990
concerning the other party which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement; provided, however, that such obligation to maintain
                             --------  -------
confidentiality shall not apply to information which (i) at the time of disclosure was in the public domain, (ii) after disclosure enters the public domain not as a result of acts by the receiving party, (iii) was already independently in the possession of the receiving party at the time of disclosure or (iv) is received by the receiving party from a third party who did not receive such information from the disclosing party under an obligation of confidentiality. The confidentiality obligations contained in this Section 4.04 shall expire three (3) years after the furnishing of such information.

          SECTION 4.05.  Retention of Records.  Each of NME and the Company
                         --------------------
shall retain, and shall cause each member of its respective Group to retain, pursuant to NME's Record Retention Program, a copy of which has been made available to each party, all information relating to the other and the other's subsidiaries, except as otherwise required by law or except to the extent that such information is in the public domain or in the possession of the other party; provided, that after the expiration of the applicable retention period
       --------
set forth in such Program, such information shall not be destroyed or otherwise disposed of at any time, unless, prior to such destruction or disposal, (a) the party proposing to destroy or otherwise dispose

                                      15                        January 4, 1990
of such information, shall provide no less than 90 days prior written notice to the other, specifying in reasonable detail the information proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the party requesting such information.

          SECTION 4.06.  Entire Agreement; Amendment.  This Agreement, the
                         ---------------------------
Distribution Agreement and the other agreements referred to herein or therein or entered into in connection herewith or therewith set forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either party hereto which is not embodied in this Agreement or such other agreements, the Schedules or Exhibits hereto or thereto, or the written statements or other documents delivered pursuant hereto or thereto, and neither party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. This Agreement may be amended or modified only by

                                      16                        January 4, 1990
a written instrument executed by both parties hereto or by their successors and permitted assigns.

          SECTION 4.07.  Waivers.  No failure or delay on the part of NME or the
                         -------
Company in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by NME or the Company there from shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          SECTION 4.08.  Legal Enforceability.  Any provision of this Agreement
                         --------------------
which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision or remedies otherwise available to any party hereto. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an

                                      17                        January 4, 1990
inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

          SECTION 4.09.  Further Assurances.  Subject to the provisions hereof,
                         ------------------
each of NME and the Company shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of NME and the Company shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the other with all such information as the other may reasonably request in order to be able to comply with the provisions of this Section.

          SECTION 4.10.  Assignment.  This Agreement shall not be assignable or
                         ----------
otherwise transferable, in whole or in part, directly or indirectly, voluntarily or by operation of law, whether by merger, sale of assets or otherwise, by either party hereto without the prior written consent of the other, and any

                                      18                       January 4, 1990
attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that (i) this Agreement and all
                            --------  -------
of the provisions hereof shall be binding upon, inure to the benefit of and be enforceable by NME and the Company and their respective affiliates and successors and permitted assigns and (ii) in the event of any sale or other disposition of any member of the NME Group or the Company Group that is a recipient of any services hereunder, the provisions of this Agreement inuring to the benefit of such member may be assigned to the purchaser of such member provided that such purchaser shall execute and deliver to the other party an instrument in form and substance satisfactory to the other party agreeing to assume and be bound by the terms and provisions hereof.

          SECTION 4.11.  Dispute Resolution Procedures.  Except as otherwise
                         -----------------------------
provided in Section 1.05(a) above with respect to disputes over the determination of Fair Market Value, all disputes arising out of or relating to this Agreement shall be resolved pursuant to the reference procedure set forth in California Code of Civil Procedure Sections 638 et seq. The parties hereby
                                                   -- ---
agree to submit to the jurisdiction of the Superior Court of the County of Los Angeles, State of California (the "Superior Court") for such purpose. Either party may initiate the procedure set forth in this Section by providing the other party with notice setting forth the nature of the dispute

                                      19                        January 4, 1990

(the "Reference Notice"). The parties shall designate to the Superior Court a referee who is an active attorney or retired judge living in the County of Los Angeles who shall resolve the dispute. If the parties are unable to designate a referee within 20 days after the receipt of the Reference Notice, the parties shall request that the Superior Court appoint a referee. In connection with any proceeding pursuant to this Section, the parties shall have all discovery rights which would have been available had the matters which are the subject of the dispute been decided by the Superior Court. Discovery proceedings may be noticed and commenced immediately after delivery of the Reference Notice. The hearing before the referee shall begin no later than 60 days after the receipt of the Reference Notice. All discovery in connection with the reference proceeding shall be concluded no later than 15 days prior to the commencement of the hearing. Judgment upon the award rendered by the referee shall be entered in the Superior Court. Nothing in this Section shall be construed to impair the right of either party to appeal from such judgment.

          SECTION 4.12.  Parties in Interest.  Nothing in this Agreement,
                         -------------------
expressed or implied, is intended or shall be construed to confer any right, benefit or remedy upon any person, firm or corporation other than NME and the Company and their respective affiliates and successors and permitted assigns.

                                      20                        January 4, 1990

          SECTION 4.13.  Governing Law.  This Agreement shall be governed by and
                         -------------
construed and enforced in accordance with the laws of the State of California.

          SECTION 4.14.  Notices.  All notices, consents, requests,
                         -------
instructions, approvals and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed, by certified or registered mail, postage prepaid at the following address (or at such other address provided by one party to the other in writing):

          If to NME:

               National Medical Enterprises, Inc.
               2700 Colorado Avenue
               Post Office Box 4070
               Santa Monica, California 90404
               Telecopy No.:  (213) 315-6506

               Attention:  Raymond L. Mathiasen
                           Senior Vice President, Corporate
                             Financing and Accounting

          with copies to:

               National Medical Enterprises, Inc.
               2700 Colorado Avenue
               Post Office Box 4070
               Santa Monica, California 90404
               Telecopy No.:  (213) 315-6688

               Attention:  General Counsel

                         and

                                      21                        January 4, 1990

               NME Properties, Inc.
               1148 Broadway Plaza
               Tacoma, Washington 98401-2264
               Telecopy No. (206) 756-4743

               Attention:  Senior Vice President -
                             Operations

          If to the Company:

               The Hillhaven Corporation
               1148 Broadway Plaza
               Tacoma, Washington 98401-4901
               Telecopy No.:  (206) 756-4714

               Attention:  President

          with a copy to:

               The Hillhaven Corporation
               1148 Broadway Plaza
               Tacoma, Washington 98401-4901
               Telecopy No.:  (206) 756-4845

               Attention:  General Counsel


     SECTION 4.15.  Construction.  In this Agreement,
                    ------------
          (i) unless the context otherwise requires, the terms "herein," "hereof," "hereto" and "hereunder" refer to this Agreement; and

         (ii) the titles and headings of the sections and subsections hereof and the table of contents hereof are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                                      22                        January 4, 1990

          SECTION 4.16.  Counterparts.  This Agreement may be executed in
                         ------------
several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                         NATIONAL MEDICAL ENTERPRISES, INC.

                                         By /S/ Marcus E. Powers
                                           --------------------------------
                                           Name:  Marcus E. Powers
                                                ---------------------------
                                           Title: Senior Vice President
                                                 --------------------------

                                         THE HILLHAVEN CORPORATION

                                         By /S/ Christopher J. Marker
                                           --------------------------------
                                           Name: Christopher J. Marker
                                                ---------------------------
                                           Title: President
                                                 --------------------------

                                      23                        January 4, 1990

                                                          Schedule 1
                                                             to
                                                      Services Agreement
                                                      ------------------



                         SERVICES TO BE PROVIDED BY NME
                         ------------------------------


     Description of Service                   Fee                 Term
     ----------------------                   ---                 ----
1A.  Advice and assistance with respect
     to the restructuring and/or sale of      At the hourly       3 years
     retirement housing and nursing           rates set forth in
     home partnerships.                       Schedule 1-A
                                              attached for the
                                              personnel
                                              indicated.  In
                                              other cases, at
                                              NME's Cost.

1B.  Consulting services of                   Free of charge,     Remainder
     Messrs. Daniel P. Baty and Marvin        other than pass-    of term of
     Wilensky under consulting                through of any      consulting
     agreements dated December 3, 1986        additional charges  agreements
     and March 2, 1988, respectively.         to NME under said
                                              consulting
                                              agreements
                                              directly
                                              attributable to
                                              services rendered
                                              to the Company.

                                                           Schedule 3
                                                               to
                                                        Services Agreement
                                                        ------------------


                          SHARED PURCHASING AGREEMENTS
                          ----------------------------

  Primary
 Negotiating
Responsibility           Categories
--------------           ----------
            Equipment
            ---------
  *Company               Food Distribution Systems
   Company               Bathing Tubs/Systems
   NME                   Micro Computers
  *Company               Charting Systems
   NME                   Wheelchair Replacement Parts
   NME                   Scales, including Electronic
   NME                   Hoyer Lifts
   NME                   Therapy Tubs
   NME                   Pressure Packs
  *Company               Physical Therapy Equipment
  *Company               Dietary Equipment
  *Company               Wire Shelving, Carts
   NME                   Wheelchairs, Patient Aids
   NME                   Electronic Thermometers
   NME                   Patient Aids
  *NME                   Mailing Machines, Scales
  *Company               Enteral Feeding Pumps
   Company               Small Volume Copiers
  *NME                   Large Volume Copiers
   NME                   Televisions

            Supplies
            --------

  *NME                   Overnight Express
   NME                   Needles and Syringes
  *Company               Office Supplies and Computer Supplies
  *Company               Laundry/Dietary Chemicals
  *NME                   Medical Distributor Agreement
  *Company               General Electric Lamps
   NME                   Respiratory Supplies
  *Company               Housekeeping Chemicals
  *NME                   Dressings
  *NME                   Urologicals
   NME                   Surgical Tapes
   NME                   Business Forms
  *Company               Patient Safety Aids
   Company               Paint and Accessories
  *NME                   Vaseline Gauze Dressings
   Company               Arts and Craft Supplies
  *Company               Paper Products
  *Company               Poly Bags

_____________________

* Require advance planning and coordination prior to negotiating contract.

                                                                January 4, 1990

                                                    Schedule 3
                                                        to
                                                 Services Agreement
                                                 ------------------



               SHARED PURCHASING AGREEMENTS  (continued)
               ----------------------------

   Primary
 Negotiating
Responsibility      Pharmaceuticals
--------------      ---------------
     *NME           Pharmaceutical Contract Vendors
     *NME           Prime Vendor Wholesalers
     *NME           I.V. Solutions and Sets

                                                                January 4, 1990

                                                          Schedule 2
                                                              to
                                                       Services Agreement
                                                       ------------------


               SERVICES TO BE PROVIDED BY THE COMPANY(continued)
               --------------------------------------

     Description of Service                         Fee           Term
     ----------------------                         ---           ----
     -    Maintain and distribute reports     In addition to the
          on fixed asset management           foregoing fees, to
          system which automatically          the extent that
          interface with accounts payable     custom reports are
          and general ledger                  requested by MAC,
          applications.                       NME shall
                                              reimburse the
     -    Process summarized financial        Company for the
          information from automatic          Company's Cost for
          interfaces with all applications    any systems
          in the form of a general ledger     analysts or
          (monthly and year-to-date).         programmers
                                              preparing such
     -    Process monthly and customized      reports.
          financial reports, such as:
          income statements, balance
          sheets, operational analysis
          with budget interface, variance
          reports, cost report trial
          balances and income tax
          schedules.

     -    Maintain and transmit bank
          reconciliation interface data to
          Bank of New York.

     -    Provide hardware support for
          micro computers and software
          support for accounting
          application enhancements and
          micro computer software.

                                                                January 4, 1990

                                                          Schedule 2
                                                              to
                                                       Services Agreement
                                                       ------------------


               SERVICES TO BE PROVIDED BY THE COMPANY (continued)
               --------------------------------------

     Description of Service                    Fee                 Term
     ----------------------                    ---                 ----
2C.  Accounting services and financial     Free of charge        At least
     information preparation for Old       through completion    through
     Hillhaven and the Old Hillhaven       of all reports for    completion of
     Subsidiaries, including, without      NME's fiscal year     all reports
     limitation, balance sheet and         ending May 31,        for NME's
     income statement preparation,         1990.  Thereafter,    fiscal year
     general ledger maintenance and        at Company's Cost,    ending
     preparation of such other             determined            May 31, 1990
     financial reports and information     pursuant to           Thereafter,
     as NME may reasonably request.        Section 1.05(a).      as agreed
                                                                 upon by the
                                                                 parties.

     Data processing, information          Free of charge,       5 years.
     system services and related support   except to the         Thereafter,
     facilities related to the             extent that custom    for such
     maintenance of accounting systems     reports are           longer term
     and preparation of financial          requested by NME,     as shall be
     information for Old Hillhaven and     in which case NME     agreed upon.
     the Old Hillhaven Subsidiaries as     shall reimburse
     may from time to time be required     the Company for
     after the services described in       the Company's Cost
     Item 2C above are no longer to be     for any systems
     furnished.                            analysts or
                                           programmers
                                           preparing such
                                           reports.

                                                                January 4, 1990

                                                          Schedule 2
                                                              to
                                                       Services Agreement
                                                       ------------------


                     SERVICES TO BE PROVIDED BY THE COMPANY
                     --------------------------------------

       Description of Service                     Fee             Term
       ----------------------                     ---             ----
2A.    Advice and assistance in connection  Company's Cost      3 years
       with the management and operations   subject to
       of Westminster Health Care Limited   adjustment to Fair
       and subsidiaries.                    Market Value at
                                            the option of the
                                            Provider after
                                            initial six-month
                                            term.

2B.    Accounting application hardware,     $3,000 per month    3 years
       software and data processing         through May 31,
       support to MAC, including the        1990.  Thereafter,
       following:                           at the rate of
                                            $5,000 per month
       -  Process accounts receivable       as from time to
          input, maintain history files     time adjusted to
          and distribute operational        reflect usage or
          reports, insurance invoices,      volume changes
          UB-82 intermediary invoices and   subsequent to the
          medical primary and cross-over    Distribution Date,
          invoices.                         as hereinafter
                                            provided.
       -  Process accounts payable batch
          terminal input, maintain history  From and after
          files and distribute processing   June 1, 1990, the
          reports, vendor reports, annual   rate in effect
          1099's and checks.                shall be increased
                                            2% for each
       -  Process payroll input, maintain   increase in the
          history file and distribute       number of MAC
          processing reports, payroll       units required to
          registers, quarterly tax          be processed by
          reports, annual W-2's and         the Company from
          checks.                           the number of MAC
                                            units being
                                            processed as of
                                            the Distribution
                                            Date.

                                                                January 4, 1990

                                                               Schedule 1-A
                                                                    to
                                                            Services Agreement
                                                            ------------------



                         SCHEDULE OF HOURLY RATES FOR
                         ----------------------------
                              CONSULTING SERVICES
                              -------------------


                               Distribution      June 1,       June 1,
                               Date through   1991 through  1992 through
                               May 31, 1991   May 31, 1992  May 31, 1993
                               ------------   ------------  ------------
Senior Vice President -            $90            $100          $110
  Operations

Vice President, Finance             70              77            85

Controller                          45              50            55

Tax Manager                         40              45            50

All other administrative
  and accounting staff              30              35            40

                                                                January 4, 1990